SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2002

CARAUSTAR INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-20646	58-1388387

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Joe Jerkins Boulevard
Austell, Georgia 30106-3227

(Address of Principal Executive Offices)
(Zip Code)

(770) 948-3101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or address, if changed from last report)

Item 2.  Acquisition or Disposition of Assets.

     As reported on the Form 8-K filed on October 15, 2002, on September 30, 2002 Caraustar Industries, Inc. (the “Company”) acquired substantially all the assets of the Industrial Packaging Group (the “Acquisition”) of Jefferson Smurfit Corporation (U.S.) (“Jefferson Smurfit”), a wholly owned subsidiary of Smurfit-Stone Container Corporation (“Smurfit-Stone”), pursuant to an Asset Purchase Agreement dated July 22, 2002 by and between the Company and Jefferson Smurfit, as amended by a First Amendment to Asset Purchase Agreement dated September 9, 2002. The Industrial Packaging Group of Jefferson Smurfit consisted of seventeen paper tube plants, three uncoated recycled paperboard mills and three partition manufacturing plants and was substantially all of Smurfit-Stone’s assets used in the production of uncoated recycled boxboard, paper tubes and cores and partitions. The purchase price for the Acquisition was approximately $67.1 million. In addition, the Company assumed approximately $1.7 million of indebtedness outstanding under certain industrial revenue bonds. The Company did not purchase any trade accounts receivable as part of the Acquisition, and will contribute working capital of approximately $10.2 million after closing the Acquisition.

     The Company also entered into operating lease agreements with a third party to lease machinery and equipment at certain acquired locations. The terms of the agreements are six years. The future minimum rental payments required under these leases are approximately $1,700,000 each year in 2002 through 2007 and $1,300,000 in 2008. The Company will recognize operating lease expense of approximately $480,000 in 2002, $2,000,000 each year in 2003 through 2007 and $1,400,000 in 2008.

     The Company generally intends to use the plants purchased in the Acquisition in the same manner and in the same lines of business in which Jefferson Smurfit used the assets. To achieve efficiencies and cost savings, the Company will close certain of the plants acquired from Jefferson Smurfit and consolidate the operations of those plants with operations of other plants owned by the Company.

     The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The Company is in the process of obtaining third-party valuations of the acquired assets including certain intangible assets; thus, the allocation of the purchase price is preliminary.

Cash paid to Jefferson Smurfit Corporation (U.S.)		$67,100,000
Acquisition expenses (estimated)		2,000,000

Total allocable cost		69,100,000

Assets acquired (at estimated fair value):
Current assets	11,000,000
Property, plant & equipment	30,700,000

Total assets purchased		41,700,000

Liabilities assumed:
Current liabilities	9,100,000
Long-term debt	1,700,000

Total liabilities assumed		10,800,000

Net assets acquired		30,900,000

Total goodwill and intangible assets		$38,200,000

     This Form 8-K/A amends the current report on Form 8-K filed on October 15, 2002 to include the financial statements of Jefferson Smurfit as of and for the year ended December 31, 2001 as required by Item 7(a) — Financial Statements of Business Acquired and the unaudited pro forma consolidated financial information for the Company for the nine-month period ended September 30, 2002 and the year ended December 31, 2001 as required by Item 7(b) — Pro Forma Financial Information.

Item 7. Financial Statements of Business Acquired, Pro Forma Financial Statement Information and Exhibits.

(a)	Financial Statements of Business Acquired
Financial Statements of Smurfit Industrial Packaging Group (a business of Jefferson Smurfit Corporation (U.S.)) as of and for the year ended December 31, 2001, including the report thereon of Ernst & Young LLP, Independent Auditors.

(b)	Pro Forma Financial Information
Unaudited pro forma condensed combined statements of operations for the companies for the nine-month period ended September 30, 2002 and the year-ended December 31, 2001.

(c)	Exhibits

2.1	—	Asset Purchase Agreement dated July 22, 2002 by and between Caraustar Industries, Inc. and Jefferson Smurfit Corporation (U.S.)*
2.2	—	First Amendment to Asset Purchase Agreement dated as of September 9, 2002 by and between Caraustar Industries, Inc. and Jefferson Smurfit Corporation (U.S.)*
23	—	Independent Auditor’s Consent of Ernst & Young LLP, dated December 13, 2002

*	Indicates that the exhibit is incorporated by reference into Form 8-K/A from a previous filing with the Commission.

Report of Independent Auditors

The Board of Directors

Jefferson Smurfit Corporation (U.S.)

We have audited the accompanying balance sheet of Smurfit Industrial Packaging Group (a business unit of Jefferson Smurfit Corporation (U.S.)) as of December 31, 2001 and the related statements of income, stockholder’s net investment, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smurfit Industrial Packaging Group (a business unit of Jefferson Smurfit Corporation (U.S.)) at December 31, 2001 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

St. Louis, Missouri
May 24, 2002

SMURFIT INDUSTRIAL PACKAGING GROUP

(A Business Unit of Jefferson Smurfit Corporation (U.S.))

Balance Sheet

(In Thousands)

December 31, 2001

Assets
Current assets:
Cash	$540
Inventories:
Work in process and finished goods	2,276
Materials and supplies	4,146

6,422
Prepaid expenses	193

Total current assets	7,155
Net property, plant and equipment	31,922
Other assets	325

$39,402

Liabilities and Jefferson Smurfit Corporation (U.S.) Investment
Current liabilities:
Current maturities of long-term debt	$65
Accounts payable	5,928
Accrued wages and taxes	1,336
Deferred tax liabilities	950
Other current liabilities	1,091

Total current liabilities	9,370
Deferred income taxes	4,710
Long-term debt, less current maturities	1,680
Jefferson Smurfit Corporation (U.S.) investment	23,642

$39,402

See accompanying notes.

SMURFIT INDUSTRIAL PACKAGING GROUP

(A Business Unit of Jefferson Smurfit Corporation (U.S.))

Statement of Income

(In Thousands)
Year Ended December 31, 2001

Net Sales	$137,756
Cost and expenses:
Cost of goods sold	118,614
Selling, general, and administrative expenses	12,974

Income from operations	6,168
Interest expense	143

Income before taxes	6,025
Provision for income taxes	2,350

Net income	$3,675

See accompanying notes.

SMURFIT INDUSTRIAL PACKAGING GROUP

(A Business Unit of Jefferson Smurfit Corporation (U.S.))

Statement of Stockholder’s Net Investment

(In Thousands)
Year Ended December 31, 2001

		Accumulated
		Other
	JSC (U.S.)	Comprehensive
	Investment	Income (Loss)	Total

Balance at January 1, 2001	$24,853	$(210)	$24,643

Comprehensive income:
Net income	3,675	—	3,675
Other comprehensive loss:
Foreign currency translation adjustment, net of tax benefit of $60	—	(95)	(95)

Comprehensive income			3,580
Net advances to JSC (U.S.)	4,581	—	4,581

Balance at December 31, 2001	$23,497	$(305)	$23,642

See accompanying notes.

SMURFIT INDUSTRIAL PACKAGING GROUP

(A Business Unit of Jefferson Smurfit Corporation (U.S.))

Statement of Cash Flows

(In Thousands)
Year Ended December 31, 2001

Cash flows from operating activities
Net income	$3,675
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,623
Deferred income taxes	301
Loss on sale of fixed assets	10
Changes in current assets and liabilities:
Inventories	737
Prepaid expenses	38
Accounts payable and accrued liabilities	(422)
Other	(43)

Net cash provided by operating activities	6,919
Cash flows from investing activities
Purchases of property, plant, and equipment	(1,941)
Proceeds from sale of equipment	16

Net cash used in investing activities	(1,925)
Cash flows from financing activities
Net advances to Jefferson Smurfit Corporation (U.S.)	(4,581)
Repayments of debt	(60)

Net cash used in financing activities	(4,641)
Effect of exchange rate changes on cash	(74)

Increase in cash	279
Cash at beginning of year	261

Cash at end of year	$540

See accompanying notes.

SMURFIT INDUSTRIAL PACKAGING GROUP

(A Business Unit of Jefferson Smurfit Corporation (U.S.))

Notes to Audited Financial Statements

December 31, 2001

1. Significant Accounting Policies

Nature of Business and Basis of Presentation

      Smurfit Industrial Packaging Group (the Company) is the industrial packaging operations of Jefferson Smurfit Corporation (U.S.) (JSC (U.S.)) consisting of three uncoated recycled boxboard mills, three converting plants that produce partitions, and 17 converting plants that produce industrial tubes and cores. The Company’s mills procure recycled fiber for conversion into paper packaging products at Company facilities, other Smurfit-Stone Container Corporation (SSCC) facilities, and third-party converting operations. JSC (U.S.) is an indirect wholly owned subsidiary of SSCC. The Company’s operating facilities and customers are located throughout the United States. One converting facility is located in Canada.

      The Company is an operating unit of JSC (U.S.) and is not a legal entity, and therefore, the financial statements do not reflect shareholder’s equity. The affiliate investment in the Company represents JSC (U.S.)’s net investment in the Company and includes intercompany loans due from JSC (U.S.). Significant intercompany accounts and transactions between operations within the Company are eliminated in consolidation. The financial statements include allocation of common costs and general management services from JSC (U.S.) as discussed in Note 2.

Cash

      The Company’s cash is centralized with JSC (U.S.), and the Company transmits all available cash to JSC (U.S.) on a daily basis with the exception of the Canadian facility, which maintains a cash account in local currency.

Inventories

      Inventories are valued at the lower of cost or market, principally under the last-in, first-out (LIFO) method, except for $188 thousand at December 31, 2001 which was valued at the lower of average cost or market. First-in, first-out (FIFO) costs (which approximate replacement costs) exceed the LIFO value by $2.67 million at December 31, 2001. During 2001, inventory usage resulted in liquidation of LIFO inventory quantities. These inventories were carried at the lower costs prevailing in prior years as compared with the cost of current purchases. The effect of the LIFO liquidation was to increase net income by $248 thousand.

Property, Plant, and Equipment

      Property, plant, and equipment are stated at cost. The costs of additions, improvements, and major replacements are capitalized, while maintenance and repairs, including machine parts and supplies, are expensed as incurred. Depreciation is provided using the straight-line method with estimated lives ranging from 5 to 40 years.

Income Taxes

      The Company uses the liability method of accounting for deferred income taxes. Deferred income taxes are recognized for all temporary differences between the tax and financial reporting bases of the Company’s assets and liabilities based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. The taxable income of the Company is included in the consolidated federal and state income tax returns filed by JSC (U.S.). The Company’s income tax provisions are computed on a separate return basis and are paid through intercompany accounts included in JSC (U.S.)’s net investment. (See Note 5.)

1. Significant Accounting Policies (Continued)

Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

      The Company recognizes revenue at the time persuasive evidence of an agreement exists, price is fixed and determinable, products are shipped to external customers, and collectibility is reasonably ensured. Shipping and handling costs are included in cost of goods sold.

Long-Lived Assets

      In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Stock-Based Compensation Plans

      Officers and key managers of the Company participate in various stock option plans sponsored by JSC (U.S.). Under these plans, employees may be granted non-qualified stock options. The Company accounts for these stock-based compensation plans under the provisions of Accounting Principles Board Opinion No. 25. Accordingly, no compensation cost has been charged to earnings for options granted, as the option price equals the market price on the date of grant for all options. The pro forma disclosures under SFAS No. 123 have not been made, as this information is not material to the operating results of the Company.

Prospective Accounting Pronouncements

      In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. This statement is effective for fiscal years beginning after June 15, 2002. The Company is currently assessing the impact of this new standard.

      In July 2001, the FASB issued SFAS No. 144, Impairment or Disposal of Long-Lived Assets, which is effective for fiscal years beginning after December 15, 2001. The provisions of this statement provide a single accounting model for impairment of long-lived assets, including discontinued operations. The impact of this new standard is not expected to be material.

Collective Bargaining Agreements

      Approximately 63 percent of the Company’s hourly employees are members of labor unions whose labor contracts are subject to collective bargaining agreements. Approximately 31 percent of these employees are included in labor agreements which expire within one year.

2. Related Party Transactions

Transactions With JSC (U.S.) and Affiliates

      Transactions with JSC (U.S.) and affiliates for the year ended December 31, 2001 were as follows:

(In Thousands)

Product sales to JSC (U.S.)	$9,432
Product sales to Stone Container	3,793
Product purchases from JSC (U.S.)	9,239
Common costs allocated to the Company:
Employee benefits:
Medical	4,193
Pension	(172)
401(k) matching distributions	296
Postretirement medical	129
Workers’ compensation	124
General liability insurance	53
Property insurance	120
Natural gas hedging cost	880

$5,623

Managerial services and overhead allocated to Company:
Corporate	$1,711
Division	2,150

$3,861

      Product sales to JSC (U.S.) and Stone Container, an affiliate that is wholly owned by SSCC, relate to the sale of uncoated recycled boxboard and industrial cores. Purchases from JSC (U.S.) relate primarily to recycled fiber. These sales and purchases are consummated on terms similar to those with unrelated third parties.

      JSC (U.S.) allocates certain common costs to the Company, which include insurance and other employee benefit costs. These include participation in a noncontributory defined benefit pension plan and health care and life insurance benefit plans sponsored by JSC (U.S.). In addition, the cost of employer matching contribution for a voluntary savings plan offered by JSC (U.S.) is paid in SSCC common stock.

      Since the personnel utilized by the Company represent only a portion of the JSC (U.S.) benefit plan participants, the benefit obligation, plan assets, and funded status of these plans are not reflected in these financial statements.

      In addition to common costs, JSC (U.S.) also allocates the income or expense from SSCC’s natural gas hedging program. SSCC uses exchange trade futures contracts to manage fluctuations in cash flow resulting from commodity price risk in the procurement of natural gas. The objective is to fix a portion of forecasted purchases of natural gas used in the manufacturing process, including the Company’s three uncoated boxboard mills. The changes in the market value of such contracts have historically been, and are expected to continue to be, highly effective at offsetting changes in the price of the hedged natural gas purchases. SSCC applies SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, whereby changes in the fair value of derivatives qualifying as hedges are deferred until the hedged item is recognized in earnings. During 2001, the Company was allocated $880 thousand in expense for derivative contracts related to hedged items recognized in earnings during 2001 based on its proportionate share of natural gas consumption.

      JSC (U.S.) provides general management services to the Company through corporate departments, which include information systems, treasury, accounting, human resources, tax, risk management, certain legal services, internal audit, and other indirect administrative functions. The cost of matching contributions for a voluntary savings plan offered by JSC (U.S.) which is paid in SSCC common stock is included in these corporate costs.

2. Related Party Transactions (Continued)

      In addition, the Specialty and Consumer Packaging Divisions provide certain management services to the Company, which are comprised of employee salaries, related employee benefits, and allocated administrative expenses. In consideration for these management services, the Company is allocated a portion of JSC (U.S.)’s actual corporate and division costs using an established formula. The formula is based upon the Company’s utilization of the employees, property, plant, and equipment, and contribution to total sales.

      In the opinion of management, the Company has been allocated its proportionate share of JSC (U.S.)’s shared costs utilizing these methods. However, the common costs allocated to the Company are not necessarily indicative of the costs that would have been incurred if the Company were operated as a stand-alone business.

Financing Transactions With JSC (U.S.)

      JSC (U.S.) utilizes a centralized cash management system whereby the Company’s cash requirements are provided directly by JSC (U.S.). Similarly, cash generated by the Company is remitted directly to JSC (U.S.). All charges and allocations of costs for functions and services provided by JSC (U.S.) are deemed paid by the Company, in cash, in the period in which the cost is recorded in these financial statements. Intercompany balances with JSC (U.S.), net of any settlements, are included in the JSC (U.S.) investment.

      The Company participates in an accounts receivable discounting program sponsored by JSC (U.S.) which provides for the sale of the Company’s trade receivables. The trade receivables of the Company are transferred to JSC (U.S.) at face value and then sold to Jefferson Smurfit Finance Corporation, a wholly owned subsidiary of JSC (U.S.). As a result, the accompanying balance sheet does not contain the trade receivables of the Company.

      JSC (U.S.) does not have indebtedness directly attributable to the assets of the Company, except for an industrial revenue bond (IRB) of $1.745 million discussed in Note 4. Accordingly, related interest expense of the IRB has been allocated to the Company. No other indebtedness or related interest expense has been allocated to the Company. The Company’s assets are included in the general assets of JSC (U.S.) and its subsidiaries and are pledged as collateral for the JSC (U.S.) bank credit facility which includes approximately $525 million in term loans outstanding and $48 million in an outstanding revolving credit agreement at December 31, 2001.

3. Net Property, Plant, and Equipment

     Net property, plant, and equipment consist of:

(In Thousands)

Land	$476
Buildings and leasehold improvements	15,103
Machinery, fixtures, and equipment	52,436
Construction in progress	667

68,682
Less accumulated depreciation	(36,760)

Net property, plant, and equipment	$31,922

4. Long-Term Debt

      The Company has an IRB which was utilized to finance the purchase of its Beardstown, Illinois, facility. The IRB bears interest at 8 percent which is payable semiannually. The IRB matures in October 2016. Interest expense of $143 thousand was paid in 2001 by JSC (U.S.) related to the Beardstown IRB. The amount of debt outstanding at December 31, 2001 maturing in the next five years is as follows:

(In Thousands)

2002	$65
2003	70
2004	75
2005	80
2006	85
Thereafter	1,370

5. Income Taxes

      The Company’s taxable income is included in each of the consolidated income tax returns of JSC (U.S.). However, the income tax provision and deferred tax accounts appearing in the accompanying financial statements reflect the results of the Company as a separate entity on a stand-alone basis.

      Significant components of the Company’s deferred tax assets and liabilities at December 31, 2001 are as follows:

(In Thousands)

Deferred tax liabilities:
Property, plant, and equipment	$(4,905)
Inventory	(950)

Total deferred tax liabilities	(5,855)
Deferred tax assets:
Foreign currency translation adjustment	195
Net deferred tax liabilities	$(5,660)

5. Income Taxes (Continued)

     Provision for income taxes in 2001 is as follows:

(In Thousands)

Current	$2,049
Deferred	301

$2,350

      A reconciliation of the difference between the statutory federal income tax rate and the effective income tax rate as a percentage of income before income taxes and change in accounting principle for 2001 is as follows:

(In Thousands)
U.S. federal statutory rate	35.0%
State and local taxes, net of federal tax benefit	4.0

39.0%

      Included in intercompany settlements in the JSC (U.S.) investment is income taxes paid of $2.0 million for 2001.

6. Employee Benefit Plans

      Hourly and salaried employees of the Company participate in noncontributory defined benefit pension plans offered by JSC (U.S.). Salaried and certain hourly employees also participate in certain health care and postretirement benefits offered by JSC (U.S.). In 2001, the Company’s expense allocated by JSC (U.S.) for these pension, health care, and postretirement plans was $4.1 million as discussed in Note 2. The benefit obligation, plan assets, and funded status for the Company under these plans have not been separately determined, and therefore, the accompanying balance sheet does not include any account balances related to these plans.

      Salaried and hourly employees of the Company also participate in voluntary savings plans offered by JSC (U.S.). The Company match for salaried employees of the Company of $296 thousand was paid in SSCC common stock.

7. Leases

      The Company leases certain equipment for production, selling, and administrative purposes under operating leases. Rental expense was $3.3 million for the year ended December 31, 2001. Future minimum lease payments at December 31, 2001 required under operating leases that have initial or remaining noncancelable lease terms in excess of one year are:

(In Thousands)

2002	$2,424
2003	1,921
2004	1,634
2005	1,226
2006	650
Thereafter	1,686

$9,541

8. Commitments and Contingencies

      During 2001, JSC (U.S.) paid approximately $1.8 million in satisfaction of a judgment rendered in 1999 against it in a patent infringement case in which the plaintiff asserted that a specialty type of paperboard manufactured at the Company’s Tacoma Mill in prior years had violated the patent held by a third party. The costs of the judgment were accrued in prior periods. Legal judgments are paid at the corporate level; therefore, the financial statements of the Company do not reflect the payment of this claim.

      The Company is a defendant in a number of lawsuits and claims arising out of the conduct of its business. While the ultimate results of such suits or other proceedings against the Company cannot be predicted with certainty, the management of the Company believes that the resolution of these matters will not have a material adverse effect on its financial condition or results of operations.

      The Company’s past and present operations include activities which are subject to federal, state, and local environmental requirements, particularly relating to air and water quality. The Company faces potential environmental liability as a result of violations of permit terms and similar authorizations that have occurred from time to time at its facilities.

      At December 31, 2001, the Company had firm commitments to purchase $283 thousand in mill machine clothing and related supplies.

9. Subsequent Event

      In May 2002, SSCC entered into a letter of intent with Caraustar Industries, Inc. (Caraustar) whereby substantially all of the net assets of the Company will be sold to Caraustar. As a part of the agreement, SSCC will continue to supply reclaim fiber at prevailing market prices to the Company and provide administrative and information technology services subsequent to the sale for a transition period of approximately one year.

Caraustar Industries, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Financial Information

      On September 30, 2002, Caraustar Industries, Inc. (“Caraustar” or the “Company”) acquired substantially all the assets of the Industrial Packaging Group (the “Acquisition”) of Jefferson Smurfit Corporation (US) (“Jefferson Smurfit”), a wholly owned subsidiary of Smurfit-Stone Container Corporation (“Smurfit-Stone”). The purchase price for the Acquisition was approximately $67.1 million. In addition, the Company assumed approximately $1.7 million of indebtedness outstanding under certain industrial revenue bonds. The Company did not purchase any trade receivables as part of the Acquisition, and will contribute working capital of approximately $10.2 million after closing the Acquisition.

      The Company also entered into operating lease agreements with a third party to lease machinery and equipment at certain acquired locations. The terms of the agreements are six years. The future minimum rental payments required under these leases are approximately $1,700,000 each year in 2002 through 2007 and $1,300,000 in 2008. The Company will recognize operating lease expense of approximately $480,000 in 2002, $2,000,000 each year in 2003 through 2007 and $1,400,000 in 2008.

      The following unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2002 and the year ended December 31, 2001, give effect to the Company’s acquisition of the Industrial Packaging Group of Jefferson Smurfit. The Acquisition has been accounted for using the purchase method of accounting in accordance with provisions of Statement of Financial Accounting Standards No. 141, Business Combinations.

      The unaudited pro forma condensed combined statements of operations have been prepared as if the Acquisition occurred on January 1, 2001.

      These unaudited pro forma condensed combined statements of operations have been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statements of operations are provided for informational purposes only and do not necessarily represent what our results of operation would have been had the Acquisition occurred January 1, 2001. The unaudited pro forma condensed combined statements of operations also do not purport to project our results of operations at any future date or for any future period.

      All material adjustments required to reflect the Company’s investment in the acquired assets are set forth in the “Pro forma Adjustments” column and are described in more detail in the notes to the unaudited pro forma combined condensed financial information. The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable.

      This information should be read in conjunction with previously filed Annual Report on Form 10-K for the year ended December 31, 2001, the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2002, the Company’s Current Report on Form 8-K, dated October 15, 2002, and in conjunction with the historical financial statements and accompanying notes of Jefferson Smurfit included in this report on Form 8-K/A.

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine-Month Period Ended September 30, 2002
(in thousands)

			Pro Forma Adjustments
	Historical	Historical					Pro Forma
	Smurfit Group	Caraustar	Debit		Credit		Combined

SALES	$108,406	$695,399					$803,805
COST OF SALES	85,319	527,004	$84	(1)			612,407

Gross profit	23,087	168,395	84				191,398
FREIGHT COSTS	7,068	42,212					49,280
SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	10,106	107,744	900	(2)	$3,614	(3)	115,136
RESTRUCTURING COSTS	0	985					985

Operating income	5,913	17,454	984		3,614		25,997
OTHER (EXPENSE) INCOME:
Interest expense	(105)	(28,110)	1,226	(4)			(29,441)
Interest income	0	1,361					1,361
Equity in income of unconsolidated affiliates	0	1,861					1,861
Other, net	0	(72)					(72)

INCOME (LOSS) BEFORE MINORITY INTEREST AND INCOME TAXES	5,808	(7,506)	2,210		3,614		(294)
MINORITY INTEREST IN LOSSES	0	113					113
PROVISION (BENEFIT) FOR INCOME TAXES	2,265	(2,822)	525	(5)			(32)

NET INCOME (LOSS)	$3,543	$(4,571)	$2,735		$3,614		$(149)

BASIC
Income (loss) per common share		$(0.16)					$(0.01)

Basic weighted average number of shares outstanding		27,859					27,859

DILUTED
Income (loss) per common share		$(0.16)					$(0.01)

Diluted weighted average number of shares outstanding		27,859					27,859

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2001
(in thousands)

			Pro Forma Adjustments
	Historical	Historical					Pro Forma
	Smurfit Group	Caraustar	Debit		Credit		Combined

SALES	$137,756	$913,686					$1,051,442
COST OF SALES	109,493	680,172	$413	(1)			790,078

Gross profit	28,263	233,514	413				261,364
FREIGHT COSTS	9,121	52,806					61,927
SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	12,974	146,934	1,680	(2)	$3,861	(3)	157,727
RESTRUCTURING COSTS	0	7,083					7,083

Operating income	6,168	26,691	2,093		3,861		34,627
OTHER (EXPENSE) INCOME:
Interest expense	(143)	(41,153)	1,634	(4)			(42,930)
Interest income	0	986					986
Equity in loss of unconsolidated affiliates	0	(2,610)					(2,610)
Other, net	0	(1,904)					(1,904)

INCOME (LOSS) BEFORE MINORITY INTEREST, INCOME TAXES AND EXTRAORDINARY LOSS	6,025	(17,990)	3,727		3,861		(11,831)
MINORITY INTEREST IN LOSSES	0	180					180
PROVISION (BENEFIT) FOR INCOME TAXES	2,350	(5,903)	50	(5)			(3,503)

INCOME (LOSS) BEFORE EXTRAORDINARY LOSS	$3,675	$(11,907)	$3,777		$3,861		$(8,148)

BASIC
Income (loss) per common share		$(0.42)					$(0.29)

Basic weighted average number of shares outstanding		27,845					27,845

DILUTED
Income (loss) per common share		$(0.42)					$(0.29)

Diluted weighted average number of shares outstanding		27,845					27,845

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed

Combined Statements of Operations
For the Year Ended December 31, 2001
and the Nine-Month Period Ended September 30, 2002

(1)	Reflects the incremental depreciation and operating lease expense related to property and equipment. The incremental expense was estimated using preliminary determinations of fair value of the acquired property and equipment. Depreciation is computed using an estimated useful life of 40 years for buildings and site improvements; a useful life of 20 years for machinery and equipment.

(2)	Reflects the following annual amortization expense of estimated intangible assets:

Goodwill of $20.8 million (40 years)	$0.5 million
Other intangible assets (customer relationships) of $17.4 million (15 years)	$1.2 million

$1.7 million

(3)	Reflects the elimination of Smurfit Industrial Packaging Group corporate and divisional overhead of $3.9 million in 2001 and $3.6 million for the nine-month period ended September 30, 2002.

(4)	Reflects the increase in interest expense as a result of financing the Acquisition via borrowings under our senior credit facility of $38.0 million at 4.3%.

(5)	Tax effect of pro forma adjustments at Caraustar’s statutory rates.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date: December 13, 2002

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico

Ronald J. Domanico Vice President and Chief Financial Officer

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